Exhibit 15.1

April 24, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:         Burlington Northern Santa Fe Corporation
Registration Statement on Form S-3
(No. 333-130214)

Registration Statements on Form S-8
(No. 33-62825)
(No. 33-62827)
(No. 33-62829)
(No. 33-62831)
(No. 33-62833)
(No. 33-62835)
(No. 33-62837)
(No. 33-62839)
(No. 33-62841)
(No. 33-62943)
(No. 33-63249)
(No. 333-03275)
(No. 333-03277)
(No. 333-19241)
(No. 333-77615)
(No. 333-59854)
(No. 333-108384)
(No. 333-118732)
(No. 333-133434)
(No. 333-135893)
(No. 333-135894)
(No. 333-135897)

Commissioners:

We are aware that our report dated April 18, 2007 on our review of the consolidated interim financial information of Burlington Northern Santa Fe Corporation (the “Company”) for the three month periods ended March 31, 2007 and 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007 is incorporated by reference in the Registration Statements referred to above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

E-3